                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

      Date of Report (Date of earliest event reported): September 23, 1999

                              CAPITOL BANCORP LTD.
             (Exact name of registrant as specified in its charter)

        MICHIGAN                                        38-2761672
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or                                    Identification
organization)                                          Number)

                        Commission file number 33-24728C

                 200 WASHINGTON SQUARE NORTH, LANSING, MICHIGAN
                    (Address of principal executive offices)
                                      48933
                                   (Zip Code)
                                 (517) 487-6555
                         (Registrant's telephone number)

                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

 Item 5.  Other Events.

 On September 23, 1999, the Registrant announced that it was terminating its proposed secondary stock offering of 1.7 million shares of common stock. Citing market conditions for financial stocks in general, the announcement stated that completion of the offering in the current market environment would not be in the best interests of the Registrant's shareholders. Proceeds from the proposed offering were intended to be used to reduce corporate indebtedness. The Registrant's operations and bank development plans are unaffected by the announcement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             CAPITOL BANCORP LTD.
                                             (Registrant)

                                             \s\ Joseph D. Reid
                                             -----------------------------------
                                             Joseph D. Reid
                                             Chairman, President and CEO
                                             (duly authorized to sign on behalf
                                             of the registrant)




Date: September 24, 1999